                            SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           The Wackenhut Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[WACKENHUT LOGO]

EXECUTIVE OFFICES
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida 33410-4243
Telephone: (407) 622-5656

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS ON APRIL 30, 1996

To the Shareholders:

The Annual Meeting of the Shareholders of The Wackenhut Corporation will be held on Tuesday, April 30, 1996, at 9:00 A.M. at PGA National Resort & Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida, for the purpose of considering and acting on the matters following:

   (1)  the election of nine directors for the ensuing year;

   (2) ratification of the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1996, and to perform such other services as may be requested;

   (3)  approval of a Non-Employee Director Stock Option Plan.

   (4) approval of the setting aside of additional shares for the Key Employee Long-Term Incentive Stock Plan;

   (5) the transaction of any other business as may properly come before the meeting, or any adjournment or adjournments thereof.


Only shareholders of Series A Common Stock of record at the close of business March 15, 1996, the record date and time fixed by the Board of Directors, are entitled to notice and to vote at said meeting.

ALL SERIES A COMMON STOCK SHAREHOLDERS ARE URGED EITHER TO ATTEND THE MEETING IN PERSON OR TO VOTE BY PROXY.

You are requested to promptly sign and mail the enclosed proxy, which is being solicited on behalf of the Board of Directors, regardless of whether you expect to be present at this meeting. A return envelope which requires no postage is enclosed for that purpose. If you attend the meeting in person, you may, if you wish, revoke your proxy and vote in person.

By order of the Board of Directors.


                                   James P. Rowan
                                   Vice President, General Counsel,
                                   and Assistant Secretary


March 28, 1996

PROXY STATEMENT


                                                                March 28, 1996


The Wackenhut Corporation
Executive Offices
4200 Wackenhut Drive #100
Palm Beach Gardens, Florida 33410-4243
Telephone: (407) 622-5656


General Information


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Wackenhut Corporation (the "Company" or the "Corporation") for the Annual Meeting of Shareholders of the Corporation to be held at PGA National Resort & Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida, April 30, 1996, and all adjournments thereof. Please note the Proxy Card provides a means to withhold authority to vote for any individual director-nominee. Also note the format of the Proxy Card which provides an opportunity to specify your choice between approval, disapproval or abstention with respect to the proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Corporation, and the proposal to approve the Non-Employee Director Stock Option Plan and the proposal to approve the setting aside of additional shares for the Key Employee Long-Term Inventive Stock Plan. If the enclosed Proxy Card is executed properly and returned, the shares represented will be voted in accordance with those instructions. If no instructions are given the Proxy Card will be voted as follows:


     FOR  -    The election of the Directors nominated by the Board of Directors
     FOR  -    Proposal to ratify the appointment of Arthur Andersen LLP as the independent certified public accountants of the Corporation.
     FOR  -    Proposal to approve the Non-Employee Director Stock Option Plan.
     FOR  -    Proposal to approve the setting aside of additional shares for the Key Employee Long-Term
               Incentive Stock Plan.


Holders of shares of the Series A Common Stock of the Corporation of record as of the close of business on March 15, 1996, will be entitled to one vote for each share of stock standing in their name on the books of The Wackenhut Corporation.

On March 15, 1996, 3,858,885 shares of Series A Common Stock were outstanding. The Series A Common Stock will vote as a single class for the election of Directors, to ratify the appointment of Arthur Andersen LLP, to approve the Stock Option grant to Directors and the proposal to approve the setting aside of additional shares for the Key Employee Long-Term Incentive Stock Plan and on any other matter which may properly come before the meeting.

Any person giving a proxy has the power to revoke it any time before it is voted by written notice to the Corporation or attending the meeting and voting the shares.

The cost of preparation, assembly and mailing this Proxy Statement material will be borne by the Corporation. It is contemplated that the solicitation of proxies will be entirely by mail. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders of the Corporation on or about March 28, 1996.

THE ELECTION OF DIRECTORS

The Board of Directors will be comprised of nine (9) members. Unless instructed otherwise, the persons named on the accompanying Proxy Card will vote for the election of the nominees named below to serve for the ensuing year and until their successors are elected and have qualified. All of the nominees are presently directors of the Corporation who were elected by the shareholders at the 1995 annual meeting. All are proposed for re-election to the Board of Directors of the Corporation at the April 30, 1996 annual meeting of shareholders.

If any nominee for director shall become unavailable (which management has no reason to believe will be the case), it is intended that the shares represented by the enclosed Proxy Card will be voted for any such replacement or substitute nominee as may be nominated by the Board of Directors. A brief biographical statement for each nominee follows:



NOMINEE AND YEAR              PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR         AND OTHER INFORMATION
---------------------------------------------------------------------------------------------
JULIUS W. BECTON, JR.         General Becton, former President of Prairie View A & M
      1994                    University, Texas, has a public service career that includes
     AGE 69                   two key government positions preceded by service in the U.S.
                              Army during which he attained the rank of Lieutenant
                              General.  While in the Army, he commanded the lst Cavalry
                              Division and the VII  Corp, and was the Deputy Commanding
                              General of the U.S. Army Training and Doctrine Command.  He
[PHOTO]                       is a veteran of three wars, World War II, the Korean War and
                              Vietnam.  After departing the service in 1983, he served as
                              Director of the Office of U.S. Foreign Disaster Assistance,
                              and from 1985 to 1989 was the Director, Federal Emergency
                              Management Agency.  He was later chief operating officer for
                              American Coastal Industries, Inc.  He is on the Board of
                              Directors of Illinois Tool Works, Inc., a multinational
                              manufacturer of highly engineered assemblies and systems,
                              and the Marine Spill Response Corporation.  He is Vice
                              Chairman (elect) for the Association of US Army
                              and a member of the Advisory Council  to the Board of
                              Visitors at the Citadel.  He is a member of the Defense
                              Science Board Readiness Task Force, and the Department of
                              Defense Army Advisory Panel.  He serves on  the board of
                              several civic public service organizations.  He received
                              numerous U.S. Army service and valor awards, including the
                              Distinguished Service Medal; and the Distinguished Service
                              Award for his service as the Director, Federal Emergency
                              Management Agency.  He has a B.S. from Prairie View A & M
                              University, and an M.A. in economics from the University of
                              Maryland.   He has been awarded honorary Doctor of Laws
                              degrees by three universities. (e)(f)
                              Management Agency.  He has a B.S. from Prairie View A & M
                              University, and an M.A. in economics from the University of
                              Maryland.   He has been awarded honorary Doctor of Laws
                              degrees by three universities. (e)(f)

---------------------------------------------------------------------------------------------
RICHARD G. CAPEN, JR.         Ambassador  Capen is an author, speaker and independent
      1993                    corporate director.  He was formerly United States
     AGE 61                   Ambassador to Spain (1992-93), Vice Chairman and Director of
                              Knight Ridder, Inc. (1989-91), and Chairman and Publisher of
                              The Miami Herald (1983-89).  During his years as Publisher of The Miami Herald, the newspaper received five Pulitzer
                              Prizes and was honored twice as one of the top ten dailies
[PHOTO]                       in America.  Ambassador Capen started his newspaper career in l96l with Copley Newspapers in San Diego, California.
                              From l968-7l, Ambassador Capen was a senior civilian
                              official with the U.S. Department of Defense, where he
                              served first as Deputy Assistant Secretary of Defense for
                              Public Affairs and subsequently as Assistant to the
                              Secretary of Defense for Legislative Affairs.  In l97l he
                              was awarded the Defense Department's highest civilian
                              decoration for his leadership.  Capen has served as director of several public corporations, and as a member of advisory boards at Stanford and Duke Universities.  He is a member of the Board of Directors of Carnival Corporation, Freedom
                              Communications, Inc., New  Economy Fund, a mutual fund, and
                              Smallcap World Fund, a mutual fund.  Mr. Capen is a l956
                              graduate of Columbia University which he attended on an
                              NROTC scholarship. (a)(b)(c)
---------------------------------------------------------------------------------------------

NOMINEE AND YEAR              PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR         AND OTHER INFORMATION
---------------------------------------------------------------------------------------------

ANNE NEWMAN FOREMAN           Mrs.  Foreman served as the Under Secretary of the United
      1993                    States Air Force from September 1989 until January 1993.
     AGE 48                   Prior to her tenure as Under Secretary, she was General
                              Counsel of the Department of the Air Force and a member of the Department's Intelligence Oversight Board.  Mrs. Foreman
                              served in the White House as Associate Director of
                              Presidential Personnel for National Security (1985-1987) and
[PHOTO]                       practiced law with the Washington office of the
                              Houston-based law firm of Bracewell and Patterson, and with the British solicitors Boodle Hatfield, Co., in London,
                              England (1979-1985). Mrs. Foreman is a former member of the career Foreign Service, having served in Beirut, Lebanon;
                              Tunis, Tunisia, and the U.S. Mission to the United Nations
                              in New York.  She was a U.S. delegate to the 3lst Session of the U.N. General Assembly and to the 62nd Session of the
                              U.N. Economic and Social Council.  Mrs. Foreman received a
                              B.A. degree, Magna Cum Laude, from the University of
                              Southern California and a M.A. (History) from the same
                              institution.  She also holds a J.D. from the American
                              University and was awarded an Honorary Doctorate of Laws
                              from Troy State University.  Mrs. Foreman is a member of Phi
                              Beta Kappa, has been a member of numerous Presidential
                              delegations, and was twice  awarded the Air Force Medal for
                              Distinguished Civilian Service. (c)(d)
---------------------------------------------------------------------------------------------

EDWARD L. HENNESSY, JR.       Mr. Edward L. Hennessy, Jr., served as Chairman of the Board
        1993                  and Chief Executive Officer of Allied-Signal Inc. from 1979
       AGE 68                 to 1991.  He was previously Executive Vice President and
                              member of the Board of Directors and Executive Committee of
                              United Technologies Corporation, Senior Vice President for
                              Administration and Finance for Heublein, Inc. and Controller
                              with IT&T Corporation.  He is a member of the Board of
[PHOTO]                       Directors of Lockheed Martin, The Bank of New York,, and
                              Walden Residential Properties, Inc.  He is a Trustee of The
                              Catholic University of America, a Director of The Coast
                              Guard Academy Foundation, Inc., founding President of the
                              Tri-County Scholarship Fund and Treasurer of the March of
                              Dimes.  He was a member of The President's Private Sector
                              Survey on Cost Control, The (New Jersey) Governor's
                              Management Improvement Plan, Inc., and the Tender Offer
                              Advisory Committee of the Securities & Exchange Commission.
                              He also is a member of The Conference Board, Inc. and the
                              Economic Club of New York.   He has numerous honorary
                              degrees and is a graduate of Fairleigh Dickinson University in New Jersey,  where he is a Trustee and Chairman of the
                              University's Board.(a)(c)(d)
---------------------------------------------------------------------------------------------

PAUL X. KELLEY                General Kelley is the Vice Chairman of Cassidy and
    1988                      Associates, Inc., a government relations firm in Washington,
   AGE 67                     D.C. He is also on the Board of Directors of Allied-Signal,
                              Inc., an aerospace, automotive products, and engineered
                              materials company; GenCorp, Inc. a propulsion, defense
                              electronics, and ordnance company; London Life Insurance
                              Company, a Canadian life insurance company, PHH Corporation,
[PHOTO]                       a vehicle and relocation  management services company; Saul
                              Centers, Inc. a real estate investment trust; Sturm, Ruger and Co., Inc., a small arms company and UST, Inc., a tobacco products, wine and smoker accessories company. He is the
                              former Commandant of the Marine Corps, having retired as a four-star General in 1987. As a Marine officer, he commanded an infantry battalion in Vietnam during 1966; and during
                              1970-71, he commanded the 1st Marine Regiment, the last
                              Marine ground combat unit to leave Vietnam.  He later
                              commanded the 4th Marine Division, and was the first
                              commander of the Rapid Deployment Joint Task Force, a four service force headquartered in Florida. He is the recipient of numerous awards for valor and distinguished service
                              during over thirty-seven years of active military service.
                              General Kelley has a B.S. in economics from Villanova
                              University and is a graduate of the Air War College. He has been awarded honorary doctoral degrees by four major
                              universities.(b)(e)
---------------------------------------------------------------------------------------------

NOMINEE AND YEAR              PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR         AND OTHER INFORMATION
---------------------------------------------------------------------------------------------
NANCY CLARK REYNOLDS          Ms  Reynolds is Senior Consultant of The Wexler Group, a
      1986                    governmental relations and public affairs consulting firm in
     Age 68                   Washington, D.C. She currently serves as a Director of
                              Sears, Roebuck & Co., Allstate Insurance Company and The
                              Norrell Corporation, a temporary help service firm. She is a member of the Board of the National Park Foundation, The
[PHOTO]                       Central Africa Foundation, and a trustee of the Smithsonian
                              Museum of the American Indian. She is a past president of
                              the Business and Government Relations Council. She was
                              formerly a Director of the Chicago Mercantile Exchange, G.D.
                              Searle & Co., and Viacom International. From 1977-82, she
                              was a Vice President of the Bendix Corporation. She received her B.A. degree in English from Goucher College and an
                              Honorary Degree of Laws from Gonzaga University. (d)(f)
---------------------------------------------------------------------------------------------

THOMAS P. STAFFORD            General Stafford is a Consultant for the firm of General
    1991                      Technical Services, Inc., which he joined in 1984.  He is
   Age 65                     also Vice Chairman and co-founder of Stafford, Burke and
                              Hecker, Inc., a Washington-based consulting firm.  After
                              serving as an astronaut for a number of years, he retired in
                              1979 from the Air Force as Deputy Chief of Staff for
                              Research, Development and Acquisition and served as Vice
[PHOTO]                       Chairman of Gibraltar Exploration Limited until 1984.  Lt.
                              Gen. Stafford is also Chairman of the Board of Omega Watch
                              Corporation of America and is a Director of Allied Signal;
                              CMI Corporation; Fisher Scientific International, Inc.;
                              Pacific Scientific Company; Seagate Technology, Inc.;
                              Tracor, Inc.; Tremont Corporation; and Wheelbrator
                              Technologies, Inc.(b)(e)
---------------------------------------------------------------------------------------------

GEORGE R. WACKENHUT           Mr. Wackenhut is Chairman of the Board and Chief Executive
      1958                    Officer of the Corporation. He was President of the
     Age 76                   Corporation from the time it was founded until April 26,
                              1986. He formerly was a Special Agent of the Federal Bureau of Investigation. He is a member of the Board of Directors of Wackenhut Corrections Corporation, a former
                              member of the Board of Directors of SSJ Medical Development,
[PHOTO]                       Inc., Miami, Florida, and is on the Dean's Advisory Board of
                              the University of Miami School of Business. He is on the
                              National Council of Trustees, Freedoms Foundation at Valley
                              Forge, the President's Advisory Council for the Small
                              Business Administration, Region IV, and a member of the
                              National Board of the National Soccer Hall of Fame. He is a
                              past participant in the Florida Governor's War on Crime and a past member of the Law Enforcement Council, National
                              Council on Crime and Delinquency, and the Board of Visitors
                              of the U.S. Army Military Police School. He is also a member of the American Society for Industrial Security. He was a
                              recipient in 1990 of the Labor Order of Merit, First Class, from the government of Venezuela. Mr. Wackenhut received his
                              B.S. degree from the University of Hawaii and his M.Ed.
                              degree from Johns Hopkins University. Mr. Wackenhut is
                              married to Ruth J. Wackenhut, Secretary of the Corporation.
                              His son Richard R. Wackenhut, is a director-nominee.(a)(f)
---------------------------------------------------------------------------------------------

NOMINEE AND YEAR              PRESENT AND PAST POSITIONS
FIRST BECAME DIRECTOR         AND OTHER INFORMATION
---------------------------------------------------------------------------------------------
RICHARD R. WACKENHUT          Mr. Wackenhut, President and Chief Operating Officer of the
     1986                     Corporation since April 26, 1986, was formerly Senior Vice
    Age 49                    President, Operations from 1983-1986. He was Manager of
                              Physical Security from 1973-74. He also served as Manager,
                              Development at the Corporation's Headquarters from 1974-76;
                              Area Manager, Columbia, SC from 1976-77; District Manager,
                              Columbia SC from 1977-79; Director, Physical Security
[PHOTO]                       Division at Corporate Headquarters 1979-80; Vice President,
                              Operations from 1981-82; and Senior Vice President, Domestic
                              Operations from 1982-83. Mr. Wackenhut is a member of the
                              Board of Directors of Wackenhut Corrections Corporation, a
                              Director of Wackenhut del Ecuador, S.A.; Wackenhut UK,
                              Limited; Wackenhut Dominicana, S.A.; and a Director of
                              several domestic subsidiaries of the Corporation. He is a
                              member of the Board of Trustees of  St. Thomas University
                              and a Director of  Associated Industries of Florida. He is
                              also a member of the American Society for Industrial
                              Security, a member of the International Security Management
                              Association, The Association of Governing Boards of
                              Universities and Colleges, and the International Association
                              of Chiefs of Police.  He received his B.A. degree from The
                              Citadel in 1969, and completed the Advanced Management
                              Program of the Harvard University School of Business
                              Administration in 1987.Mr. Wackenhut is the son of George R.
                              Wackenhut, a Director-nominee, and Ruth J. Wackenhut,
                              Secretary of the Corporation. (a)(d)
---------------------------------------------------------------------------------------------

     (a) Member of Executive Committee
     (b) Member of Nominating and Compensation Committee
     (c) Member of Audit and Finance Committee
     (d) Member of Corporate Planning Committee
     (e) Member of Operations and Oversight Committee
     (f) Member of Fair Employment Practices Committee

The election of the directors listed above will require the affirmative vote of the holders of a plurality of the shares present or represented at the shareholders meeting. Abstentions will be treated as shares represented at the meeting and therefore will be the equivalent of a negative vote, and broker non-votes will not be considered as shares represented at the meeting.

COMPOSITION AND FUNCTIONS OF SPECIFIC COMMITTEES
OF THE BOARD OF DIRECTORS

The Wackenhut Corporation has an Audit and Finance Committee whose members are as follows:

Edward L. Hennessy, Jr., Chairman              Anne N. Foreman
Richard G. Capen, Jr., Vice Chairman           Robert Q. Marston


The Audit and Finance Committee met five times during the past fiscal year.

The Audit and Finance Committee's principal functions and responsibilities are as follows:

   1. Recommend the selection, retention, or termination of the Corporation's independent auditors.
   2.   Review the proposed scope of the audit and fees.
   3. Review the quarterly and annual financial statements and the results of the audit with management, the internal auditors, and the independent auditors with emphasis on the quality of earnings in terms of accounting policies selected; this activity would also entail assisting in the resolution of problems that might arise in connection with an audit if and when this becomes necessary.
   4. Review with management and independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting controls as well as other matters of concern to the independent auditors resulting from their audit activity.
   5. Review with management and members of the internal audit team the activities of and recommendations made by this group.
   6. Inquire about and be aware of all work (audit, tax, consulting) that the independent auditors perform for the Corporation.
   7. Recommend policies to avoid unethical, questionable, or illegal activities by Corporation personnel.
   8.   Make periodic reports to the full Board on its activities.

The Wackenhut Corporation also has a Nominating and Compensation Committee which, in addition to its role in recommending compensation for the Chief Executive Officer and the other executive officers, evaluates possible Director nominees and makes recommendations concerning such nominees to the Board of Directors, and recommends to the Chairman and the Board itself the composition of Board Committees and nominees for officers of the Corporation. See the Report of the Compensation Committee later in this Proxy Statement.

Shareholders desiring to suggest qualified nominees for director should advise the Assistant Secretary of the Corporation in writing and include sufficient biographical material to permit an appropriate evaluation.

A total number of four meetings of the Board of Directors was held during the 1995 fiscal year.

SECURITY OWNERSHIP

The following table shows the number of shares of the Corporation's Series A and Series B Common Stock, each with a par value of $.10 per share, that was beneficially owned as of February 16, 1996, by each director nominee for election as director at the 1996 Annual Meeting of Shareholders, by each named executive officer, by all director nominees and executive officers as a group, and by each person or group who was known by the Corporation to beneficially own more than 5% of the Corporation's outstanding Series A or Series B Common Stock.

                                                              Common Stock
                                    Series A-(Voting)                           Series B-(Non-Voting)
                                   -------------------------------------------------------------------------
Beneficial Owner (1)                 Amount & Nature       Percent          Amount & Nature          Percent
                                      of Beneficial           of             of Beneficial             of
                                      Ownership (2)         Class            Ownership (2)            Class
============================================================================================================
DIRECTOR NOMINEES
Julius W. Becton, Jr.                      -                  -                   156                     *
Richard G. Capen, Jr.                      -                  -                   312(3)                  *
Anne N. Foreman                          200                  *                   362                     *
Edward L. Hennessy, Jr.                  200                  *                   362                     *
Paul X. Kelley                         1,000 (3)              *                 2,437(3)                  *
Nancy Clark Reynolds                   1,400                  *                 1,412                     *
Thomas P. Stafford                       300                  *                   387                     *
George R. Wackenhut                1,929,606 (4)          50.00%            4,105,196(4)(6)           49.51%
Richard R. Wackenhut                      65 (5)              *                59,946(5)(6)               *

EXECUTIVE OFFICERS
Alan B. Bernstein                        500                  *                44,778(6)                  *
Timothy P. Cole                          500                  *                43,740(6)                  *
George C. Zoley                            -                  *                14,000(6)                  *

ALL NOMINEES AND
EXECUTIVE OFFICERS
AS A GROUP                         1,933,771              50.11%            4,273,088                 51.53%

OTHER
Wellington Management Company (7)    258,400               6.70%

*Beneficially owns less than 1%

   (1) Unless stated otherwise, the address of the beneficial owners is 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida.

   (2) Information concerning beneficial ownership was furnished by the persons named in the table or derived from documents filed with the Securities and Exchange Commission. Except as otherwise indicated below, each person named in the table has sole voting and investment power with respect to the shares beneficially owned. Each person reported as the beneficial owner of stock owned of record by, or in joint tenancy with another person, has only shared voting and investment power over the stock.

   (3)  All shares held jointly with his wife.

   (4) George R. Wackenhut and Ruth J. Wackenhut, his wife and Secretary of the Corporation, through trusts over which they have sole dispositive and voting power, control 50.00% of the issued and outstanding voting common stock of The Wackenhut Corporation.

   (5) 65 shares of Series A and 137 shares of Series B held in trust for daughter, Jennifer A. Wackenhut, under Florida Gifts to Minors Act and the balance in his own name.

   (6) Includes Series B shares over which the Executive Officers have options.

   (7) The address of Wellington Management Company is 75 State Street, Boston, MA 02109


EXECUTIVE COMPENSATION

The following table shows remuneration paid or accrued by the Corporation during the fiscal year ended December 31, 1995 and each of the two preceding fiscal years, to the Chief Executive Officer and to each of the four most highly compensated executive officers of the Corporation other than the Chief Executive Officer for services in all capacities while they were employees of the Company, and the capacities in which the services were rendered.


SUMMARY COMPENSATION TABLE

                                 Annual Compensation                  Long-Term Compensation
                             --------------------------  ------------------------------------------------
                                                                 Awards                   Payouts
                                                         Restricted   Securities               All Other
                                                            Stock     Underlying      LTIP      Compen-
                                                            Awards     Options/      Payouts     sation
Name and Principal Position  Year    Salary($)  Bonus($)   ($)(1)(2)  SARs(#)(6)      ($)(5)   ($)(3)&(4)
---------------------------------------------------------------------------------------------------------
George R. Wackenhut,         1995    $784,000   $198,000          -      25,000            -      $16,543
Chairman of the Board and    1994     732,000    329,000          -     112,833            -       16,543
Chief Executive Officer      1993     650,000          -          -           -      $32,162       16,543

Richard R. Wackenhut,        1995     508,000    128,000    $33,332      22,500            -       60,000
President and Chief          1994     451,000    208,000     29,341     110,333            -       59,000
Operating Officer            1993     390,000     55,000     13,006           -       10,553       59,000

Alan B. Bernstein,           1995     287,000     96,000     16,796      16,250            -       51,000
Executive Vice President,    1994     253,000    123,000     14,710      82,750            -       51,000
and President, Domestic      1993     225,000     40,000      5,999           -        4,809       51,000
Operations Group

Timothy P. Cole              1995     279,000     67,000     16,494      16,250            -       74,000
Executive Vice President,    1994     242,000    125,000     14,405     104,083            -       74,000
and President, Government    1993     215,000     45,000      5,730           -        4,557       74,000
Services Group

George C. Zoley              1995     249,000     70,000          -       7,500            -       11,755
Wackenhut Corrections        1994     186,000    100,000          -      95,333            -        9,067
Corporation                  1993     149,000     40,000          -           -            -        9,067
President, Chief Executive
Officer and Director

N/A - Not applicable


   (1)  The aggregate number and value of restricted stock holdings
        (including restricted stock units and performance shares) based upon the Series B Common Stock fair market value at December 31, 1995 is as follows (performance shares and restricted stock units have been adjusted for a 25% stock dividend in the form of a stock split declared in 1995):


                                 Restricted
                                      Stock        Performance        Total            Fair
                                      Units           Shares       Units/Shares    Market Value
            -----------------------------------------------------------------------------------
            G. R. Wackenhut               -           34,727          34,727         $430,615
            R. R. Wackenhut           9,092           13,154          22,246          275,850
            A. B. Bernstein           4,420            6,610          11,030          136,772
            T. P. Cole                4,292            6,483          10,775          133,610
            G. C. Zoley                   -                -               -                -



            The restricted stock units vest after 7 years of continuous employment from date of grant.

   (2)  Dividends are paid on restricted stock units.

   (3) This column represents (for the CEO) the cost of a split-dollar life insurance policy on George R. Wackenhut and Ruth J. Wackenhut.

   (4) This column represents (except for the CEO and except for Dr. Zoley who is provided for under the Executive Retirement Plan in 1993 and 1994 and the Corrections Subsidiary Senior Officer Retirement Plan in
        1995) the cost of providing for future liabilities under the Senior Officer Retirement Plan

   (5) There was no payout of awards for the 1992-1994 or the 1993-1995 performance cycles because return on equity performance goals were not met.

   (6) Of the securities underlying stock options granted in 1994, the following amounts were granted under stock option plans of Wackenhut Corrections Corporation:


                                    Securities Underlying
                     Name                Options (#)
                     ----                -----------
               George R. Wackenhut         85,333
               Richard R. Wackenhut        85,333
               Alan B. Bernstein           64,000
               Timothy P. Cole             85,333
               George C. Zoley             85,333



LONG TERM INCENTIVE PLAN - AWARDS IN THE LAST FISCAL YEAR

The following table sets forth certain information concerning awards made under the Company's Key Employee Long-Term Incentive Stock Plan to the named executives during 1995. The Plan is for a series of successive overlapping three year periods commencing the first day of each fiscal year. Awards are earned only if certain predetermined criteria are met. Adjustments may be made in performance share awards to consider aspects of performance that may not be reflected in the Company's financial results.

                                                                   Estimated Future Payouts
                           Number of     Performance           Under Non-Stock Price-Based Plan
                            Shares,       or Other
                           Units, or     Period Until      Threshold          Target       Maximum
                         Other Rights  Maturation or      Payout (2)        Payout (2)   Payout (2)
Name                         (#)           Payout (1)         ($)               ($)          ($)
---------------------------------------------------------------------------------------------------
George R. Wackenhut         16,394        1995-1997         $85,250          $170,500      $255,750
Richard R. Wackenhut         6,410        1995-1997          50,000           100,000       150,000
Alan B. Bernstein            3,231        1995-1997          25,200            50,400        75,600
Timothy P. Cole              3,173        1995-1997          24,750            49,500        74,250
George C. Zoley                  0            -                   0                 0             0


   (1) Average Return on Equity performance goals are set by the Nominating and Compensation Committee for all of the three-year performance cycles.

   (2)  As set by the Compensation Committee.


OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                         Potential Realizable
                                                               Value at Assumed Annual Rates of Stock
                                  Individual Grants            Price Appreciation for Option Term (3)
                        -----------------------------------------------------------------------------
                          Number of    % of Total
                         Securities   Options/SARs
                         Underlying    Granted to    Exercise or
                        Options/SARs  Employees in    Base Price    Expiration
Name                     Granted (1)   Fiscal Year   ($/Share)(2)      Date       5% ($)     10% ($)
-----------------------------------------------------------------------------------------------------
George R. Wackenhut         25,000         11.4%        $10.80      28-Jan-05    $169,802    $430,310

Richard R. Wackenhut        22,500         10.3%         10.80      28-Jan-05     152,821     387,279

Alan B. Bernstein           16,250          7.4%         10.80      28-Jan-05     110,371     279,702

Timothy P. Cole             16,250          7.4%         10.80      28-Jan-05     110,371     279,702

George C. Zoley              7,500          3.4%         10.80      28-Jan-05      50,940     129,093



   (1) Options were granted under the Key Employee Long-Term Incentive Stock Plan of the Corporation (the "Incentive Stock Plan")

   (2) The number of Incentive Stock Plan options granted and base price have been adjusted to reflect the effect of a 25% stock dividend in 1995.

   (3) The full option term was used in the 5% and 10% annual growth projections for the price of the underlying stock.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION/SAR VALUES

                                                   Number of
                                                   Securities             Value of
                                                   Underlying            Unexercised
                                                   Unexercised           In-the Money
                                                   Options/SARs          Options/SARs
                                                     at Fiscal             at Fiscal
                       Shares                       Year-End (#)          Year-End ($)
                      Acquired    Value         ----------------------------------------
                    on Exercise  Realised         Exercisable (E)/      Exercisable (E)/
                        (#)        ($)          Unexercisable (U)(1)  Unexercisable (U)
----------------------------------------------------------------------------------------
George R. Wackenhut  (A) NONE       NA             34,375  E               $214,500  E
                                                   25,000  U                 40,000  U
                     (B) 31,568  $757,104          16,432  E                375,471  E
                     (C) NONE       NA             37,333  E                662,661  E

Richard R. Wackenhut (A) NONE       NA             31,250  E                195,000  E
                                                   22,500  U                 36,000  U
                     (B) 31,568   757,104          16,432  E                375,471  E
                     (C) NONE       NA             37,333  E                662,661  E

Alan B. Bernstein    (A) NONE       NA             23,438  E                146,253  E
                                                   16,250  U                 26,000  U
                     (B) 28,906   713,228           7,094  E                162,098  E
                     (C) NONE       NA             28,000  E                497,000  E

Timothy P. Cole      (A) NONE       NA             23,438  E                146,253  E
                                                   16,250  U                 26,000  U
                     (B) 31,568   757,104          16,432  E                375,471  E
                     (C) NONE       NA             37,333  E                662,661  E

George C. Zoley      (A) 10,000    55,500           7,500  U                 46,800  U
                     (B) 48,000  1,123,044              -  E                      -  E
                     (C) NONE       NA             37,333  E                662,661  E


   (A) The Key Employee Long-Term Incentive Stock Plan of the Corporation (the "Incentive Stock Plan")
   (B)  Wackenhut Corrections Corporation 1994 Stock Option Plan (the
        "First Plan")
   (C)  Wackenhut Corrections Corporation Stock Option Plan (the "Second
        Plan")

SENIOR OFFICER RETIREMENT PLAN

The following table sets forth the estimated annual benefits payable under the Retirement Plan for senior officers.

                                         Retirement Plan Table
                                            Annual Benefits
                        ------------------------------------------------------
                                Officer                      Beneficiaries
                        ------------------------------------------------------
R. R. Wackenhut         $175,000      20 years           $100,000     10 years
A. B. Bernstein          150,000      20 years            100,000     10 years
T. P. Cole               125,000      20 years             50,000     10 years
George C. Zoley                -             -                  -            -


The Retirement Plan for senior officers provides that the Corporation will pay certain sums to the senior officers or their beneficiaries for twenty (20) years beginning on the date of their death or retirement after age 60, or to their beneficiaries for ten (10) years if they die before age 60.

The Corporation has purchased life insurance on the lives of such senior officers in amounts that, in the aggregate, will substantially fund its future liability under the Retirement Plan.

With respect to the five most highly compensated executive officers of the Corporation, George R. Wackenhut is not a participant in the Retirement Plan, and George C. Zoley participates in an Executive Officer Retirement Plan established by Wackenhut Corrections Corporation


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Nominating and Compensation Committee of the Board of Directors (the "Compensation Committee") met three times in fiscal 1995. The Compensation Committee is composed exclusively of independent, non-employee directors who are not eligible to participate in any of the executive compensation programs. Among its duties, the Compensation Committee is responsible for recommending to the full Board the annual remuneration for all executive officers, including the Chief Executive Officer and the other officers named in the Summary Compensation Table set forth above, and to oversee the Company's compensation plans for key employees. The Compensation Committee seeks to provide, through its administration of the Company's compensation program, salaries that are competitive and incentives that are primarily related to corporate performance. The components of the compensation program are base salary, annual incentive bonuses, and long-term incentive awards.

Base salary is the fixed amount of total annual compensation paid to executives on a regular basis during the course of the fiscal year. Management of the Company determines a salary for each senior executive position (exclusive of the CEO and COO) that it believes is appropriate to attract and retain talented and experienced executives, and that is generally competitive with salaries for executives holding similar positions at comparable companies. The starting point for this analysis is each officer's base salary for the immediately preceding fiscal year. From time to time, management obtains reports from independent organizations concerning compensation levels for reasonably comparable companies. This information is used as a market check on the reasonableness of the salaries proposed by management. The comparator companies are composed of a diversified group of service companies whose revenue, performance, and position matches were deemed relevant and appropriate by the outside firm. Management recommends executive salaries to the Compensation Committee.

The Compensation Committee reviews and adjusts the salaries suggested by management as it deems appropriate, and generally asks management to justify its recommendations, particularly if there is substantial deviation between the recommended salary and an officer's compensation for the prior fiscal year. In establishing the base salary for each officer (including that of the CEO and COO), the Compensation Committee evaluates numerous factors, including the Company's operating results, net income trends, and stock market performance, as well as comparisons with financial and stock performance of other companies, including those that are in competition with the Company. In addition, data developed as a part of the strategic planning process, but which may not directly relate to corporate profitability, is utilized as appropriate. For example, the Compensation Committee may take into consideration an officer's efforts in positioning the Company for future growth.

The Summary Compensation Table set forth elsewhere in this Proxy Statement shows the salaries of the CEO and the other named executive officers for the last three years. The increase in the CEO's salary for 1995 was attributable to the overall financial performance of the Company, strategic objectives and the quality of his leadership. In 1995, the Compensation Committee formally evaluated the performance of the CEO.

The Company has an incentive compensation plan (the Bonus Plan) for officers and key employees. The aggregate amount of incentive compensation payable under the Bonus Plan is based on the Company's consolidated revenue and income and Business Unit revenues and service profits. The Bonus Plan is intended as an incentive for executives to increase both revenue and profit and uses these as factors in calculating the individual bonuses The Bonus Plan formula weights these factors depending upon the position of the executive. For example, the President of a Business Unit is measured on factors of 60% Corporate results (30% corporate revenue and 30% corporate income) and 40% Business Unit service profit. All other positions are measured on weighted factors of 30% corporate revenue and 70% corporate income before taxes. An adjustment to the individual incentive award (up to 20% upward or 80% downward) may be applied to reflect individual performance. The Compensation Committee's decisions regarding the amount of incentive compensation payable in a given year and the allocation of same along the participants, are based on these factors, the contribution of a particular employee during the fiscal year and compliance with previously agreed upon goals and objectives as outlined in the Corporation's strategic plan for l995. The Company has elected to comply with Section l62(m) of the Internal Revenue Code to the extent it deems appropriate.

The Company also maintains a Key Employee Long-Term Incentive Stock Plan (the Incentive Plan) for all executive officers, including the CEO and the other named officers. Participants in the Incentive Plan are assigned a target incentive award, stated as a percentage of such participant's base salary depending upon the participant's position with the Company. The target incentive award for fiscal 1995 for the CEO, the Chief Operating Officer, Executive Vice Presidents, and Senior Vice Presidents of the Company were 22%, 20%, 18% and 16%, respectively, of base salary.

Participants in the Incentive Plan may be granted one or more types of long-term incentive vehicles as awards. Initially, awards have been limited to grants of restricted stock units and/or performance shares. The Compensation Committee determines the percentage of the target incentive award that will be allocated to restricted stock units and the percentage that will be allocated to performance shares. Awards in each category are earned only if certain predetermined criteria are met. In general, restricted stock unit awards are currently earned based on an employee's continued employment with the Company for a period of seven years from the date of grant, although the Compensation Committee can increase or decrease the time period for future grants and may also include performance criteria. Performance shares are earned only if certain three-year return on equity performance goals established by the Compensation Committee are attained. In setting the return on equity goals for each three-year period, the Compensation Committee considers prior years' performance, industry trends, the performance of major financial indicators and the prevailing economic circumstances. In its discretion, the Compensation Committee may make adjustments to performance share awards to consider aspects of performance that may not be reflected in the Company's financial results.

The purpose of the Incentive Plan is to reward superior corporate performance with a variable component of pay that can only be earned if performance criteria are met. The Incentive Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the Bonus Plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Company.

The base salary, Bonus Plan, and Incentive Plan components of compensation, as implemented by the above described policies, have resulted in a compensation program that the Compensation Committee believes is fair, competitive, and in the best interests of the shareholders.

     By the Nominating and Compensation Committee
     Robert Q. Marston, Chairman
     Thomas P. Stafford, Vice Chairman
     Richard G. Capen
     Paul X. Kelley

Comparison of Five-Year Cumulative Total Return(*)
The Wackenhut Corporation, 500 Wilshire Equity, and S&P Specialized Services Indices

Performance through December 31, 1995

                                    [GRAPH]


                The Wackenhut Corporation      Wilshire 5000 Equity     S&P Specialized Services
                -------------------------      --------------------     ------------------------
     1990                  100                          100                        100
     1991                  125                          134                        109
     1992                  131                          146                        108
     1993                  123                          163                        104
     1994                  130                          163                         95
     1995                  222                          222                        129


The above graph compares the performance of The Wackenhut Corporation with that of the Wilshire 5000 Equity, and the S&P Specialized Services Index, which is a published industry index. An outside consulting firm was retained to evaluate the feasibility of constructing a custom peer group or the selection of a comparable peer group. The consultant's conclusion was that there is no appropriate five-year index of large labor-intensive security and protective service companies presently available and the construction of a custom peer group would not be appropriate because of the lack of sufficient data on the other large security companies. The selection of the S&P Specialized Services Index was the closest index the consultants believed appropriate. If there is a published index of large security companies or when sufficient data is available, the Company may consider, in future years, changing to a different index or custom peer group in place of the S&P Specialized Services Index.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

The Corporation has a joint life policy on George R. Wackenhut and Ruth J. Wackenhut in the amount of $800,000. The cost of the policy is $16,543 per year and substantially all of the premium is paid by the Corporation. In this connection, an agreement provides that $760,000 of the proceeds from the policy will be paid to the Corporation as reimbursement of costs.

Service Agreements. The Company and its consolidated subsidiary, Wackenhut Corrections Corporation ("WCC"), entered into a services agreement (the "1994 Services Agreement") effective January 3, 1994 pursuant to which the Company agreed to provide certain services to WCC through December 31, 1995. The Company and WCC entered into a new services agreement (the "1996 Services Agreement", and together with the 1994 Services Agreement, the "Services Agreements") on December 20, 1995 which became effective January 1, 1996, pursuant to which the Company has agreed to continue to provide certain of these services to WCC through December 31, 1997.

In accordance with the terms of the 1994 Services Agreement, WCC paid the Company a fixed annual fee for services (the "Annual Services Fee") equal to $1,236,343 in fiscal 1994 and $1,069,073 in fiscal 1995. Under the 1996
Services Agreement, WCC has agreed to pay the Company an Annual Services Fee equal to $1,100,342 in each of fiscal 1996 and fiscal 1997. Management of WCC believes that the Annual Services Fees under the Services Agreements are on terms no less favorable to the Company and WCC than could be obtained from unaffiliated third parties. If WCC determines that it can obtain any of the services to which the Annual Services Fees relate at a cost less than that specified in the Services Agreements, WCC may obtain such services from another party and terminate the provision of such services by the Company with a corresponding reduction in the Annual Services Fee.

Under each of the Services Agreements, the services to be provided by the Company to WCC for the Annual Services Fee include the following:

      Legal Services. Under each of the Services Agreements, the Company provides legal advice on all matters affecting WCC, including, among other things, assistance in the preparation of WCC's Securities and Exchange Commission ("SEC") and other regulatory filings, review and negotiation of joint venture and other contractual arrangements, and provision of day-to-day legal advice in the operation of WCC's business, including employee related matters.

      Financial, Accounting, Tax and Government Contract Management Services. Under each of the Services Agreements, the Company provides WCC with (i) cash management, (ii) support in the processing of accounts payable, tax returns and payroll, (iii) conducting periodic internal field audits, and (iv) purchasing assistance on an as needed basis. Under the 1994 Services Agreement, the Company also provided WCC with assistance in (i) deployment of new software for accounting and inmate management, (ii) management and administration of its government contracts, pricing proposals and responding to government inquiries and audits and (iii) the preparation of accounting reports, financial projections, budgets, periodic SEC filings and tax returns.

      Human Resources Services. Under Each of the Services Agreements, the Company provides WCC assistance in the identification and selection of employees and compliance by WCC with various equal employment opportunity and other employment related requirements. The Company also assists WCC in implementing and administering employee benefit plans which comply with applicable laws and regulations.

Any services provided by the Company to WCC beyond the services covered by the Annual Services Fees are billed to WCC at cost or on a cost plus basis as described in each of the Services Agreements or on such other basis as WCC and the Company agree. The 1994 Services Agreement provided WCC the option to utilize the Company's Domestic Operations Group Food Services Division (the "Food Services Division") to (i) provide WCC with technical assistance in the areas of equipment specifications, kitchen layout and design, menu development, nutritional analysis and field support and training (for services WCC has reimbursed the Company for direct and indirect costs associated with providing such services), and (ii) manage and operate the food services at certain of WCC's facilities (for which WCC agreed to pay the Company a price established on a negotiated basis which is no less favorable than the charges for comparable services from unaffiliated third parties). Commencing in October 1995, WCC ceased contracting with the Food Services Division of the Company to obtain meals for inmates at the facilities it managed. Since October 1995, WCC has provided meals for inmates at the facilities it operates in accordance with regulatory, client and nutritional requirements.

The following table sets forth certain amounts billed to WCC during fiscal 1993 (for allocated amounts of overhead costs related to services provided by the Company to WCC) and fiscal 1994 and fiscal 1995 for services not covered by the Annual Services Fee paid under the 1994 Services Agreement.



                                        FISCAL 1993  FISCAL 1994  FISCAL 1995
--------------------------------------------------------------------------------

       Food Services                     $3,772,000   $4,146,000   $3,903,000
       Casualty Insurance Premiums (1)    1,829,000    1,393,000    1,540,000
       Interest Charges (Income) (2)        544,000      166,000     (172,000)
       Office Rental (3)                    106,000      106,000      106,000
       General and Administrative (4)     1,314,000            -            -

          Total                          $7,565,000   $5,811,000   $5,377,000


  (1) Casualty insurance premiums relate to workers' compensation, general liability and automobile insurance coverage obtained through the Company's Insurance Program. Of such casualty insurance premiums, approximately $1.3 million, $1.3 million and $1.5 million represented premiums paid in fiscal 1993, fiscal 1994 and fiscal 1995, respectively, to a captive reinsurance company that is wholly owned by the Company. Under the terms of each of the Services Agreements, WCC also has the option to continue to participate in certain other insurance policies maintained by the Company for which WCC reimburses the Company for direct and indirect costs associated in providing such services.

  (2) WCC is charged interest on intercompany indebtedness and charges interest on intercompany loans at rates that reflect the Company's average interest costs on long-term debt, exclusive of mortgage financing. For purposes of computing interest expense it was assumed that debt represented 50% of WCC's total capital.

  (3) Effective January 3, 1994, WCC entered into a two-year lease agreement with the Company providing for the rental of approximately 5,361 square feet of office space at its corporate headquarters in Coral Gables, Florida at an annual rate of $106,400 ($19.84 per square foot) plus certain common area maintenance charges (on terms which WCC believes to be no less favorable to WCC than could have been obtained from unaffiliated third parties). The Company has sold the office building and has relocated its headquarters to Palm Beach Gardens, Florida. WCC has relocated its corporate offices to the Company's new headquarters, and has negotiated a lease on terms which WCC believes will be no less favorable to WCC than could have been obtained from unaffiliated third parties.

  (4)  Prior to WCC's IPO, WCC was a wholly owned subsidiary of the Company.
       As such, the Company provided various services to WCC, including legal, accounting, financial, data processing, auditing, treasury, cash management and insurance services. The Company also provided WCC with services of a number of its executives and employees. In consideration for these services, the Company annually allocated a portion of its overhead costs related to such services to WCC. In fiscal 1994 and fiscal 1995, these services were provided under the Services Agreements.

Management of the Company believes that the services provided for the Annual Services Fees and the other services that will or may be provided under each of the Services Agreements are, or will be, on terms no less favorable to the Company and WCC than could have been obtained from unaffiliated third parties.

Under the terms of each Services Agreement, the Company has further agreed that for so long as it provides WCC with any services (including those provided under the Services Agreement) and for a period of two years thereafter, the Company and its affiliates will not directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities in the United States. Additionally, during the period described above, the Company will not (and will use its best efforts to cause its affiliates not to) directly or indirectly compete with WCC or any of its affiliates in the design, construction, development or management of correctional or detention institutions or facilities outside the

United States. Nevertheless, in the United States, the Company's Domestic Operations Group may continue to bid for and perform any of the services that it currently performs. These services include prisoner transit, court security services and foodservices. WCC has also agreed that it will provide the Company with the first opportunity to participate on a competitive basis as a joint venture in the development of facilities outside the United States.

Other Transactions and Relationships. Prior to its IPO, WCC borrowed money from time to time from the Company for working capital and general corporate purposes and was charged interest on the basis described above. The amount of indebtedness to the Company at the end of fiscal 1993 was $9.6 million. Upon consummation of its IPO, all outstanding indebtedness of WCC to the Company was repaid. At the end of fiscal 1994, the amount due to the Company was $127,000. At October 1, 1995, WCC had no indebtedness to the Company.

From time to time, the Company has guaranteed certain obligations of WCC and its affiliates. These guarantees remained in place following WCC's IPO and may be called upon should there be a default with respect to such obligations.

In January 1994, WCC increased its holdings in ACM from 50% to 100% at a cost of approximately $2.5 million. In January 1994, WCC entered into an Australian $3.5 million (approximately U.S. $2.6 million at December 31, 1995) credit facility with a bank. The credit facility bears interest at the bank bill rate, as defined, plus 0.40% and matures in January 1997. The credit facility is secured by an irrevocable standby letter of credit guaranteed by the Company. WCC has agreed to pay the annual letter of credit fee of Australian $26,250 (approximately U.S. $19,515 at December 31, 1995). The Company has not charged and will not charge WCC any fee or other amounts for its guarantee of the letter of credit. Approximately U.S. $2.0 million of the credit facility was utilized to purchase 100% ownership of ACM.

WCC anticipates that it may from time to time use the services of the law firms of Winston & Strawn and Venable, Baetjer and Howard, of which James R. Thompson and Benjamin R. Civiletti, Directors of WCC, respectively, are partners.

George C. Zoley, President, Chief Executive Officer and Director of WCC, also serves as Vice President of WSI and a Director of each of Wackenhut Corrections (U.K.) Limited, Wackenhut Corrections Corporation Australia Pty Limited, Premier Prison Services, Ltd., Premier Custodial Development, Ltd., Australasian Correctional Services Pty Limited, and Australasian Correctional Management Pty Limited, affiliates of the Company. James P. Rowan, Senior Vice President and General Counsel of the Company also serves as the Secretary of WCC. Timothy P. Cole, President of the Government Services Group and Executive Vice President of the Company also serves as Chairman of the Board of Directors of WCC. George R. Wackenhut, Chairman of the Board and Chief Executive Officer of the Company, also serves as a Director of WCC and, together with his wife Ruth J. Wackenhut, through trusts over which they have sole dispositive and voting power, control approximately 50.0% of the issued and outstanding voting common stock of the Company. Richard R. Wackenhut, the President and Chief Operating Officer of the Company, is also a Director of WCC, and is a Director of Wackenhut del Ecuador, S.A., Wackenhut U.K. Limited, Wackenhut Dominicana, S.A., affiliates of the Company, and a Director of several domestic subsidiaries of the Company. He is the son of George R. Wackenhut.

DIRECTORS' COMPENSATION

Directors of the Corporation who are not Officers were paid during fiscal year 1995 an annual retainer fee at the rate of $20,000 per year plus $1,250 for each Board Meeting attended, $500 for each committee meeting attended as committee members, and $750 for each committee meeting attended as committee chairmen. Each Director also will receive from the Corporation an option to purchase 2,000 shares of Series B Common Stock of the Corporation subject to the approval by the Shareholders of Proposal #3 as described in this proxy.

No Directors or their affiliates were compensated for services rendered to the Corporation during 1995 other than the compensation described above.


SECTION 16 FILING VIOLATIONS

All SEC Forms 4 and 5 filings appear to have been made when due. Those Directors and Officers not required to file a Form 5 for 1995 have furnished the Corporation with a statement that no filing is due.


PROPOSAL NO. 2
APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Although not required by the By-Laws, the Board of Directors, in the interest of accepted corporate practices, asks shareholders to ratify the action of the Board of Directors in appointing the firm of Arthur Andersen LLP to be the independent certified public accountants of the Corporation for the fiscal year 1996, and to perform such other services as may be requested. If the shareholders do not ratify this appointment, the Corporation's Board of Directors will reconsider its action. Arthur Andersen LLP has advised the Corporation that no partner or employee of Arthur Andersen LLP has any direct financial interest or any material indirect interest in the Corporation other than receiving payment for its services as independent certified public accountants.

A representative of Arthur Andersen LLP, the principal independent certified public accountants of the Corporation for the most recently completed fiscal year, is expected to be present at the shareholders meeting and shall have an opportunity to make a statement if he or she so desires. This representative will also be available to respond to appropriate questions raised orally at the meeting.


PROPOSAL NO. 3
APPROVAL OF NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

On April 29, 1995, the Board of Directors (the "Board") adopted, subject to stockholder approval at the Annual Meeting, the Non-Employee Director Stock Option Plan (the "Plan"). The purpose of the Plan is to make service on the Board more attractive to present and prospective members of the Board of Directors of the Corporation who are not officers or employees of the Corporation ("Non-Employee Directors"), since the continued service of qualified Non-Employee Directors is considered essential to the management, growth and financial success of the Corporation.

DESCRIPTION OF THE DIRECTOR OPTION PLAN

GENERAL. As a part of Non-Employee Directors compensation, those Directors of the Company shall be granted an option to purchase 2,000 shares of the Series B Common Stock of the Company (the "Stock") upon his or her election and/or each re-election to serve on the Board (the "Director Option"). The total number of shares of Stock which may be issued under the Plan is 100,000 shares. In the event any change is made to the Stock issuable under the Plan (by reason of any stock split, stock dividend, combination of shares, exchange of shares, merger, consolidation, reorganization or other change in the capitalization of the Company), appropriate adjustment will be made to (i) the aggregate number and/or class of shares of Stock available for issuance under the Plan, (ii) the number of shares of Stock to be made the subject of each subsequent grant, (iii) the exercise price, and (iv) the number and/or class of shares of Stock purchasable under each outstanding Director Option and the exercise price payable per share so that no dilution or enlargement of benefits will occur under such Director Option.

PRICE; EXERCISABILITY. The exercise price of Director Options shall be l00% of the fair market value of the Stock at the date the Director Option is granted. Generally, the Director Options will be for a term of ten years from the date of grant.

ASSIGNABILITY. Director Options are not assignable or transferable other than by will or the laws of descent and distribution and, during the optionee's lifetime, the Director Option may be exercised only by such optionee.

AMENDMENTS. The Board may amend or discontinue the Plan at any time provided that (i) no such amendment or discontinuance may change or impair any Director Option previously granted without the consent of the optionee, (ii) the provisions of the Plan which relate to the amount of shares which may be subject to grants and/or the exercise price may not be amended more than once every six months, other than to comport with changes in federal income tax laws, and (iii) stockholder approval is required for any amendment which would materially increase the benefits to participants in the Plan or the number of shares which may be issued (except for adjustments due to stock splits, stock dividends and similar changes made to the Stock) under the Plan, or which would materially modify the requirements as to eligibility for participation in the Plan.

TERMINATION. Director Options terminate six months after the optionee ceases to be a member of the Board, other than by reason of death or disability, but in no event after the expiration date of the Director Options. In the event of the optionee's death or disability, the personal representative or guardian of the optionee or the optionee's estate, or the person inheriting the Director Options, will have two years after the date of the optionee's death or disability to exercise the Director Options in full. Under no circumstances, however, may the Director Options be exercised after the termination date of the Director Options. If any Director Options granted under the Director Option Plan expire or are terminated or canceled unexercised as to any shares of Stock, such released shares may again be optioned (including a grant in substitution for canceled Director Options).

FEDERAL INCOME TAX ASPECTS

The Director Options do not constitute incentive stock options, within the meaning of section 422(b) of the Internal Revenue Code. As a general rule, no federal income tax is imposed on the holder of options upon the issuance of options such as the Director Options and the Company is not entitled to a tax deduction by reason of such issuance. Generally, upon the exercise of options such as the Director Options, the holder of the options will be treated as receiving compensation taxable as ordinary income in the year of exercise, which in the case of an option, is an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price of the options. Upon the exercise of options such as the Director Options, the Company may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the holder of the options, assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of options such as Director Options, the difference between the amount realized on the disposition and the basis of the stock (exercise price plus any ordinary income recognized) should qualify as long-term or short-term capital gain, depending on the holding period.

The Board believes that the adoption of the Plan is an essential element of the management, growth and financial success of the Company. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE PROPOSED DIRECTOR OPTION PLAN.

PROPOSAL NO. 4
PROPOSAL TO SET ASIDE A TOTAL OF 900,000 SHARES OF SERIES B COMMON STOCK OF THE CORPORATION TO BE UTILIZED FOR FUTURE ISSUANCE UNDER THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN (THE "PLAN").

The Plan was previously approved by the shareholders of the Corporation at the 1992 Annual Meeting. The Nominating and Compensation Committee of the Board of Directors of the Corporation (the "Committee") is responsible for the administration and governance of the Plan. Actions requiring Committee approval include final determination of plan eligibility and participation, identification of performance goals, and final award determination. The decisions of the Committee are conclusive and binding on all participants.

The purpose of the Plan is to reward superior performance with a variable component of pay which can only be earned if predetermined performance criteria are met. The Plan is intended to encourage stock ownership by senior executives; to balance the short-term emphasis of the annual incentive plan with a longer-term perspective; to reinforce strategic goals by linking them to compensation; and to provide retention incentives for employees considered key to the future success of the Corporation. Initially, participants were limited to the senior officers, but beginning in 1994, stock options were awarded to a much broader segment of management employees.

Participants may be granted one or more types of long-term incentive vehicles as awards. Initially, awards to participants were limited to Restricted Stock Units (RSUs) and/or performance shares. The Plan also provides for the granting of stock options and/or performance units.

Participants "earn" the RSU and performance share awards based on (1) continued employment and/or (2) Company performance with respect to average Return on Equity (ROE) measured over a three-year performance period. Participants are assigned a Target Incentive Award, stated as a percent of base salary based on participant category. The Target Incentive Award is allocated among the possible types of long-term incentive vehicles as determined by the Committee. For any Performance Shares awarded, a greater or lesser amount, based on a preset schedule, may be earned at the end of the plan year based on the attainment of predetermined ROE goals. Annual grants have been made for each type of long-term incentive. Vesting periods and/or performance measurement periods vary according to the type of long-term incentive awarded. The CEO will nominate participants to be approved by the Committee. Participation is reevaluated and determined on an annual basis. Total awards to be granted are calculated by multiplying the appropriate percentage by the participant's base salary at the time of grant. The appropriate number of units or shares is determined by dividing the amount of the award by the stock price at the date of grant, calculated as the average closing price of the stock for the last ten business days preceding the date of grant.

Stock Options and Restricted Stock vest based on continued employment. Vesting periods are as follows:

                    TYPE OF AWARD               VESTED PERIOD
                    Stock Options             One to three years
                   Restricted Stock                7 years

Based on performance achieved during the year, an individual's Performance Share award payout will be a function of performance against pre-established objectives. Threshold, Target, and Outstanding performance levels are defined at the beginning of each year for each performance measure.

The Plan's initial performance measure for Performance Share awards has been Return on Equity (ROE). Initially, ROE has been calculated at the corporate level only. Average ROE for each three-year measurement period is compared with preset goals, as described above, to determine award payouts.

The Committee may, in its discretion, make an adjustment to Performance Share awards to consider aspects of performance that may not be reflected in the financial results of the Corporation.

Payments of Performance Share awards are made in stock as soon as practicable after the end of the three-year measurement period, and after approval by the Committee. Thus far the only payout of performance shares was for the period 1991-1993. No awards have been earned for the 1992-1994 or 1993-1995 period. In the event that a participant changes positions between award grant dates, whether due to promotion, demotion, or lateral move, at the discretion of the Committee, awards are granted or modified as appropriate. An employee hired into an eligible position during the year may participate in the Plan for the balance of the year on a pro rata basis at the discretion of the Committee.

In the event a participant voluntarily terminated employment or is terminated involuntarily before Stock Option or Restricted Stock awards have been vested, or before Performance Share awards have been earned for a performance period, any award will be forfeited. In the event of death, permanent disability, or normal retirement, or upon the occurrence of a defined "change in control" of the Corporation, all Stock Option and Restricted Stock awards will vest immediately.

Annual grants of Restricted Stock Units (RSUs) have been made to participants since Plan inception. At the time of grant, a vesting schedule is established for each RSU award, which need not be the same for each participant, and which may be based upon the passage of time, the achievement of preestablished performance goals or a combination thereof. The RSUs may not be sold, pledged or transferred until fully vested and until any other applicable restrictions have lapsed. During the vesting period, participants are paid dividend equivalents on the RSUs granted to them. When vested, payment for RSUs will be made in shares of the Common Stock of the Corporation on a one for one basis. No RSUs have been paid since the Plan has only been in effect for approximately five years. The Plan is intended to remain in effect for ten years, unless terminated earlier by the Board of Directors of the Corporation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO SET ASIDE 900,000 SHARES OF SERIES B COMMON STOCK OF THE CORPORATION FOR FUTURE ISSUANCE UNDER THE KEY EMPLOYEE LONG-TERM INCENTIVE STOCK PLAN FOR KEY EMPLOYEES OF THE CORPORATION.


SHAREHOLDERS PROPOSAL DEADLINE

Shareholder proposals intended to be presented at the April 29, 1997, Annual Meeting of Shareholders must be received by the Corporation for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting by December 1, 1996.


OTHER MATTERS

The Board of Directors knows of no other matters to come before the shareholders' meeting. However, if any other matters properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote them in accordance with their best judgment on such matters.

                                By order of the Board of Directors.

                                James P. Rowan
                                Vice President, General Counsel
                                and Assistant Secretary
March 28, 1996

--------------------------------------------------------------------------------

A copy of the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 including the financial statements and the schedules thereto, but excluding exhibits thereto, required to be filed with the Securities and Exchange Commission, will be made available without charge to interested shareholders upon written request to Robert P. Harwood, Vice President, Investor/Public Relations, The Wackenhut Corporation, 4200 Wackenhut Drive #100, Palm Beach Gardens, Florida 33410-4243.

                                                                      APPENDIX A




                 THE WACKENHUT CORPORATION
                 NONEMPLOYEE DIRECTOR STOCK
                 OPTION PLAN
                 (Effective April 28, 1995)

THE WACKENHUT CORPORATION
NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
(Effective April 28, 1995)

CONTENTS

-----------------------------------------------------------------------------------------
SECTION                                                                              PAGE
             ARTICLE I. THE PLAN

    1.1      Establishment of the Plan                                                1
    1.2      Purpose of the Plan                                                      1
    1.3      Duration of the Plan                                                     1

             ARTICLE II. DEFINITIONS

    2.1      Award Agreement                                                          2
    2.2      Board                                                                    2
    2.3      Code                                                                     2
    2.4      Company                                                                  2
    2.5      Disability                                                               2
    2.6      Exchange Act                                                             2
    2.7      Fair Market Value                                                        2
    2.8      Nonemployee Director                                                     2
    2.9      Option                                                                   3
    2.10     Participant                                                              3
    2.11     Plan Administrator                                                       3
    2.12     Shares                                                                   3

             ARTICLE III. ADMINISTRATION

    3.1      The Plan Administrator                                                   4
    3.2      Authority of the Plan Administrator                                      4
    3.3      Decisions Binding                                                        4

             ARTICLE IV. SHARES SUBJECT TO THE PLAN

    4.1      Number of Shares                                                         5
    4.2      Lapsed Option Grants                                                     5
    4.3      Adjustments in Authorized Shares                                         5

THE WACKENHUT CORPORATION
NONEMPLOYEE DIRECTOR STOCK OPTION PLAN
(Effective April 28, 1995)

CONTENTS

-----------------------------------------------------------------------------------------
SECTION                                                                               PAGE
             ARTICLE V. ELIGIBILITY AND PARTICIPATION

    5.1      Eligibility                                                                6
    5.2      Actual Participation                                                       6

             ARTICLE VI. NONQUALIFIED STOCK OPTIONS

    6.1      Grants of Options                                                          7
    6.2      Limitation on Grant of Options                                             7
    6.3      Award Agreement                                                            7
    6.4      Option Price                                                               7
    6.5      Duration of Options                                                        7
    6.6      Vesting of Shares Subject to Option                                        7
    6.7      Payment                                                                    8
    6.8      Termination of Service on Board Due to Death                               8
    6.9      Termination of Service on Board Due to Disability                          8
    6.10     Termination of Service on Board for Other Reasons                          8
    6.11     Nontransferability of Options                                              9
    6.12     Restrictions on Share Transferability                                      9

             ARTICLE VII. AMENDMENT, MODIFICATION, AND TERMINATION

    7.1      Amendment, Modification, and Termination                                  10
    7.2      Options Previously Granted                                                10

             ARTICLE VIII. MISCELLANEOUS

    8.1      Indemnification                                                           11
    8.2      Beneficiary Designation                                                   11
    8.3      Successors                                                                11
    8.4      Severability                                                              11
    8.5      Requirements of Law                                                       11
    8.6      Governing Law                                                             12

ARTICLE I. THE PLAN

1.1 ESTABLISHMENT OF THE PLAN

The Wackenhut Corporation, (the "Company"), hereby establishes an incentive compensation plan providing for the grant of nonqualified stock options to Nonemployee Directors, subject to the terms and provisions set forth herein. This plan shall be known as the Wackenhut Corporation Nonemployee Director Stock Option Plan (the "Plan").

Subject to ratification by an affirmative vote of a majority of Shares present and entitled to vote at the 1996 Annual Meeting at which a quorum is present, the Plan shall become effective as of April 28, 1995 (the "Effective Date").

1.2 PURPOSE OF THE PLAN

The purpose of the Plan is to promote the achievement of long-term objectives of the Company by linking the personal interests of Nonemployee Directors to those of Company shareholders, and to attract and retain Nonemployee Directors of outstanding competence.

1.3 DURATION OF THE PLAN

The Plan shall commence on April 28, 1995 and shall remain in effect, subject to the right of the Board to amend or terminate the Plan at any time pursuant to section 7.1, until all Shares subject to the Plan have been purchased or acquired according to the Plan's provisions. However, in no event may an Option be granted under the Plan on or after April 27, 2005.

ARTICLE II. DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized. The definition of any term in the singular shall also include the plural.

2.1 AWARD AGREEMENT

Award Agreement means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Options granted under this Plan.

2.2 BOARD

Board means the Board of Directors of The Wackenhut Corporation.

2.3 CODE

Code means the Internal Revenue Code of 1986, as amended from time to time.

2.4 COMPANY

Company means The Wackenhut Corporation and any successor organization as provided in section 8.3.

2.5 DISABILITY

Disability means any disabling condition which entitles the Participant to disability benefits under the federal Social Security Act.

2.6 EXCHANGE ACT

Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

2.7 FAIR MARKET VALUE

Fair Market Value means the last closing sale price of a Share on or prior to the relevant date that is reported by the principal securities exchange on which the Shares are publicly traded.

2.8 NONEMPLOYEE DIRECTOR

Nonemployee Director means any individual who is a member of the Board, but who has never otherwise been an employee of the Company.

2.9 OPTION

Option means an option to purchase Shares granted under Article VI. Such Options are not intended to meet the requirements of Code section 422.

2.10 PARTICIPANT

Participant means a Nonemployee Director of the Company who has one or more outstanding Options under the Plan.

2.11 PLAN ADMINISTRATOR

Plan Administrator means the Compensation Committee of the Company's Board.

2.12 SHARES

Shares mean the series B common stock of the Company.

ARTICLE III. ADMINISTRATION

3.1 THE PLAN ADMINISTRATOR

The Plan shall be administered by the Plan Administrator subject to the restrictions set forth in this Plan. The Plan Administrator may delegate to one or more individuals or a committee any of its powers and duties as Plan Administrator that it deems desirable. In this case, every reference in the Plan to the Plan Administrator shall be deemed to include these individuals or the committee as to matters within their jurisdiction.

3.2 AUTHORITY OF THE PLAN ADMINISTRATOR

The Plan Administrator shall have the full power, discretion, and authority to administer this Plan in a manner which is consistent with its provisions. Except as provided below, the Plan Administrator shall have the exclusive right to interpret the terms and provisions of the Plan and to determine any and all questions arising under the Plan or in connection with the administration thereof, including, without limitation, the right to remedy or resolve possible ambiguities, inconsistencies, or omissions, by general rule or particular decision.

However, in no event shall the Plan Administrator have the power to determine Plan eligibility, or to determine the number, the purchase price, the vesting period, or the frequency and timing of Options to be granted under the Plan to any Participant. All such determinations are automatic pursuant to the provisions of this Plan.

3.3 DECISIONS BINDING

All determinations and decisions made by the Plan Administrator pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, including the Company, its stockholders, employees, Participants, and their estates and beneficiaries.

ARTICLE IV. SHARES SUBJECT TO THE PLAN

4.1 NUMBER OF SHARES

Subject to adjustment as provided in section 4.3, no more than 100,000 Shares shall be eligible for purchase by Participants pursuant to Options granted under this Plan.

4.2 LAPSED OPTION GRANTS

If any Option granted under this Plan terminates, expires, or lapses for any reason, any Shares subject to purchase pursuant to such Option shall again be available for the grant of an Option under the Plan.

4.3 ADJUSTMENTS IN AUTHORIZED SHARES

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of and/or price of Shares subject to outstanding Options granted under this Plan, as may be determined to be appropriate and equitable by the Board, in its sole discretion, to prevent dilution or enlargement of rights.

ARTICLE V. ELIGIBILITY AND PARTICIPATION

5.1 ELIGIBILITY

Nonemployee Directors shall be eligible to become Participants in accordance with section 5.2.

5.2 ACTUAL PARTICIPATION

Subject to the provisions of Article VI, all Nonemployee Directors shall become Participants by receiving grants of Options upon election and/or reelection to serve on the Board.

ARTICLE VI. NONQUALIFIED STOCK OPTIONS

6.1 GRANTS OF OPTIONS

Subject to the limitation on the number of Shares subject to this Plan, each Nonemployee Director shall be granted an Option to purchase 2,000 Shares upon his or her election and/or reelection to serve on the Board.

6.2 LIMITATION ON GRANT OF OPTIONS

Other than those grants of Options set forth in section 6.1, no additional Options shall be granted under this Plan.

6.3 AWARD AGREEMENT

Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price (as defined in section 6.4), the duration of the Option, and the number of Shares available for purchase under the Option as set forth in this Plan.

6.4 OPTION PRICE

The purchase price per Share available for purchase under an Option shall be equal to the Fair Market Value of such Share on the date the Option is granted.

6.5 DURATION OF OPTIONS

Each Option shall expire on the tenth (10th) anniversary date of its grant.

6.6 VESTING OF SHARES SUBJECT TO OPTION

Options granted under the Plan shall be 100 percent vested at all times. Participants shall be entitled to exercise Options at any time and from time to time, within the time period beginning on the date on which the Option is granted, and ending ten (10) years after grant of the Option.

6.7 PAYMENT

Options shall be exercised by the delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised. The Option Price (as defined in section 6.4) of any Option shall be payable to the Company in full in cash or its equivalent upon exercise.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name,

Share certificates in an appropriate amount based upon the number of Shares purchased pursuant to the exercise of the Option.

6.8 TERMINATION OF SERVICE ON BOARD DUE TO DEATH

If a Participant dies while he or she is actively serving as a Nonemployee Director, any outstanding Options may be exercised by the Participant's legal representative or beneficiary any time before the earlier of--
(a)   the expiration date of such Options; or
(b)   the second anniversary of the Participant's death.

6.9 TERMINATION OF SERVICE ON BOARD DUE TO DISABILITY

If a Participant incurs a Disability while he or she is actively serving as a Nonemployee Director, the Participant may exercise any Options that are outstanding at the time of such Disability before the earlier of--
(a)   the expiration date of such Options; or
(b)   the second anniversary of the date of Disability.
(If the Participant dies after incurring a Disability, but before the expiration of the exercise period described above, the Participant's legal representative or beneficiary may exercise any outstanding Options before the expiration of such period.)

6.10 TERMINATION OF SERVICE ON BOARD FOR OTHER REASONS

If the service of the Participant on the Board shall terminate for any reason other than for death or Disability, any outstanding Options held by the Participant shall remain exercisable at any time prior to their expiration date, or for six months after the date the Participant's service on the Board terminates, whichever period is shorter.

6.11 NONTRANSFERABILITY OF OPTIONS

No Option granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under this Plan shall be exercisable during his or her lifetime only by such Participant.

6.12 RESTRICTIONS ON SHARE TRANSFERABILITY

The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under this Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any Stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

ARTICLE VII. AMENDMENT, MODIFICATION, AND TERMINATION

7.1 AMENDMENT, MODIFICATION, AND TERMINATION

The Board may at any time alter, amend, suspend, or terminate the Plan in whole or in part. However, no amendment which fails to comply with the exemptions available under Rule 16b-3 of the Exchange Act, including any successor to the Rule, shall be effective.

7.2 OPTIONS PREVIOUSLY GRANTED

Unless required by law, no termination, amendment, or modification of this Plan shall in any manner adversely affect any Option previously granted under this Plan, without the written consent of the Participant holding the Option.

ARTICLE VIII. MISCELLANEOUS

8.1 INDEMNIFICATION

The Company shall indemnify each person against any and all claims, losses, damages, and expenses (including counsel fees) incurred by such individual for the exercise of any duties as Plan Administrator, whether singly or as a member of committee, and against any liability, including any amounts paid in settlement with the Company's approval, arising from the individual's action or failure to act, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of the individual.

8.2 BENEFICIARY DESIGNATION

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to exercise the rights described in sections 6.8 and 6.9. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Plan Administrator and will be effective only when filed by the Participant in writing with the Plan Administrator during his or her lifetime. In the absence of any such designation, such rights may be exercised by the executor of the Participant's estate.

8.3 SUCCESSORS

All obligations of the Company under this Plan, with respect to Options granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

8.4 SEVERABILITY

If a provision of this Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan. The Plan shall be construed and enforced as if the illegal or invalid provision had not been included herein.

8.5 REQUIREMENTS OF LAW

The granting of Options under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

8.6 GOVERNING LAW

To the extent not preempted by Federal law, this Plan, and all Award Agreements hereunder, shall be construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the authorized officers of the Company have signed this document and have affixed the corporate seal on ________________, 1996, but effective as of April 28, 1995.


                                                  THE WACKENHUT CORPORATION


ATTEST:
                                                  By
                                                     ---------------------------
                                                      George R. Wackenhut

                                                      Its
                                                          ----------------------
By
   -------------------------------------

   Its                                                       (Corporate Seal)
       ---------------------------------

                                                                      APPENDIX B

                           THE WACKENHUT CORPORATION

                           4200 Wackenhut Drive #100
                       Palm Beach Gardens, Florida 33410

          This Proxy is Solicited on Behalf of the Board of Directors

         The undersigned hereby appoints George R. Wackenhut and Richard R. Wackenhut as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Series A Common Stock of The Wackenhut Corporation held of record by the undersigned on March 15, 1996, at the Annual Meeting of Shareholders to be held at the PGA National Resort & Spa, 400 Avenue of the Champions, Palm Beach Gardens, Florida, at 9:00 A.M., April 30, 1996, or at any adjournment thereof.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4. ON ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSONS NAMED AS PROXIES.

                 (Continued, and to be signed, on other side.)


                            - FOLD AND DETACH HERE -

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR          PLEASE MARK YOUR
            PROPOSALS 1, 2, 3 AND 4.                   VOTES AS INDICATED  [ X ]
                                                         IN THIS EXAMPLE

  ELECTION OF DIRECTORS:
                                                            Nominees:
  VOTE FOR all nominees listed      VOTE WITHHELD           Julius W. Becton, Jr.           Nancy Clark Reynolds
     to the right (except as      as to all nominees        Richard G. Capen, Jr.           Thomas P. Stafford
     marked to the contrary).                               Ann N. Foreman                  George R. Wackenhut
                                                            Edward L. Hennessy, Jr.         Richard R. Wackenhut
              [   ]                     [   ]               Paul X. Kelley


                                                            INSTRUCTION: To withhold authority to vote for any
                                                            individual nominee, strike a line through the nominee's
                                                            name in the list above.

                                                               FOR     AGAINST   ABSTAIN
2.  Proposal to approve for the fiscal year 1996 the
    Appointment of ARTHUR ANDERSEN LLP as the
    independent certified public accountants of the           [   ]     [   ]     [   ]
    Corporation.

3.  Proposal to approve the Non-Employee Director             [   ]     [   ]     [   ]
    Stock Option Plan.

4.  Proposal to approve the setting aside of                  [   ]     [   ]     [   ]
    additional shares for the Key Employee Long-Term
    Incentive Stock Plan.

5.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


                                     Please date and sign exactly as name
                                     appears below. Joint owners should each sign. Attorneys-in-fact, Executors,
                                     Administrators, Trustees, Guardians, or corporate officers should give full title.

                                     Dated:                               , 1996
                                           -------------------------------

                                     -------------------------------------------
                                                     Signature


                                     -------------------------------------------
                                              Signature if held jointly

PLEASE SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ADDRESSED ENVELOPE

                           - FOLD AND DETACH HERE -